                                                                    EXHIBIT 10.4



                                COMMERCIAL LEASE
                                   Triple Net

         This Lease made and entered into this 8th day of January, 1997 by and between Henry and Shirley Sanchez (hereinafter called "Lessor"), and Amazon Natural Treasures, Inc. (hereinafter called Lessee"), the Lesser hereby leases to Lessee and Lessee hereby leases from Lessor, on the terms and conditions hereinafter set forth, that certain premises located in the City of Las Vegas, County of Clark, State of Nevada, commonly known as 3977 W. Oquendo Rd., Las Vegas, NV 89118, Unit C located in that certain building described as follows:

                  H & S Industrial Park
                  3977 W. Oquendo Rd.
                  Las Vegas, NV 89118
                  Unit C

upon the following forms and conditions:

         RECEIVED FROM Amazon Natural Treasures, Inc., hereinafter referred to as LESSEE, the sum of One thousand eight hundred & sixty dollars ($1,860.00), evidenced by ____________, as a deposit which, upon acceptance of this leave, shall belong to Lessor and shall be applied as follows:

                                                 RECEIVED         PAYABLE PRIOR
                                                                  TO OCCUPANCY
Rent for the period from:
         2/1 to 2/28/97                          $860.00          $1,860.00
Security Deposit:                                $500.00          $  500.00
Other: last month's rent                         $______          $1,860.00
TOTAL:                                           $2,360.00        $4,220.00

In the event that this lease is not accepted by the Lessor within n/a days, the total deposit received shall be refunded.

1.       TERMS:

         The term hereof shall commence on 2/1, 1997, and expire on 2/28, 2000, 5% yearly rent increases after the first year.

2.       RENT:

         The total rent shall be $1,860.00, payable as follows: on the first day of each month, $10.00 per day late charge. All rent shall be paid to Owner or his authorized agents, at the following address 10 W. Wyoming, Las Vegas, Nevada or at such other places as may be designed by Owner from time to time.

3.       USE:

         The premises are to be used for the operation of Shop and Warehouse, without prior written consent of Lessor.

4. USES PROHIBITED:

         Lessee shall not use any portion of the promises for purposes other than those specified hereinabove, and no use shall be made or permitted to be made upon the premises, nor acts done, which will increase the exiting rate of insurance upon the property, or cause cancellation of insurance policies covering said property. Lessee shall not conduct or permit any sale by auction on the premises.

5.       ASSIGNMENT AND SUBLETTING:

         Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lesser, which shall not be unreasonably withheld. Any such assignment or sublet without consent shall be void and, at the option of the Lessor, may terminate this lease.

6.       ORDINANCES AND STATUES:

         Lessee shall comply with all statues, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the premises shall, at the option of the Lessor, be deemed a breach hereof.

7.       MAINTENANCE REPAIRS, ALTERATIONS:

         Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Less shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and: n/a, which shall be maintained by Lessor. Lessee shall also maintain in good condition such portions adjacent to the premises, such as sidewalks, driveways, lawns and shrubbery, which would otherwise be required to be maintained by Lessor.

         No improvement or alteration of the premises shall be made without the prior written consent of the Lessor. Prior to the commencement of any substantial repair, improvement, or alteration, Lessee shall give Lesser at least two (2) days written notice in order that Lesser may post appropriate notices to avoid any liability for liens.

         Lessee shall not commit any waste upon the premises, or any nuisance or act which may disturb the quiet enjoyment of any tenant in the building.

8.       ENTRY AND INSPECTION:

         Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to have the same to inspect the premises thereafter.

9.       INDEMNIFICATION OF LESSOR:

         Lesser shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.

10.      POSSESSION:

         If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within 30 days of the commencement of the term hereof.

11.      INSURANCE:

         Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows: $500,000.00 with Henry and Shirley Sanchez shown as loss payee.

         Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage.

         To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

12.      UTILITIES:

         Lessee agrees that he shall be responsible for the payment of all utilities, including water, gas, electricity, heat and other services delivered to the premises.

13.      SIGNS:

         Lessor reserves the exclusive right to the road, side and rear walls of the premises. Lessee shall not construe any projecting sign or owning without the prior written consent of Lessor which consent shall not be unreasonably withhold.

14.      ABANDONMENT OF PREMISES:

         Lessee not vacate or abandon the premises at any time during the term hereof, and if Lessee shall abandon or vacate the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the premises shall be deemed to be abandoned, at the option of Lesser.

15.      CONDEMNATION:


         If any par to the premises shall be taken for condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided, however, that Lessor may at his option, terminate this lease as of the date condemnor acquires possession. IN the event that the reminder is not susceptible for use hereunder, this lease shall terminate upon the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall not be entitled to any part thereof, provided however, that Lessee shall be entitled to retain any amount awarded to him for his trade fixtures or moving expenses.

16.      TRADE FEATURES:

         Any and all improvements made to the premises during the term hereof shall belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination hereof, remove all his trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.

17.      DESTRUCTION OF PREMISES:

         In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party.

         In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

         In the event of any dispute between Lessor and Lessee with respect to the provisions hereof, the matter shall e settled by arbitration in such a manner as the parties may agree upon, or if they cannot agree, in accordance with the rules of the American Arbitration Association.



18.      INSOLVENCY:

         In the event a receiver is appointed to take over the business of Lessee, or in the event Lessee makes a general assignment for the benefit of creditors, or Lessee takes or suffers any action under any insolvency or bankruptcy act, the same shall constitute a breach of this lease by Lessee.

19.     REMEDIES OR OWNER ON DEFAULT:

         In the event of any breach of this lease by Lessee, Lessor may, at his option, terminate the lease and recover from Lessee: (a) the worth at the time of award of the unpaid rent which was owed at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination unless the time of the award exceeds the amount of such rental less that the Lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term offer the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom.

         Lessor may, in the alternative continue this lease in effect, as long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all his rights and remedies under the lease, including the right to recover the rent as it becomes due under the lease. If said breach of lease continues, Lessor may, at any time thereafter, elect to terminate this lease.

         Nothing contained herein shall be deemed to limit any other rights or remedies which Lessor may have.

20.      SECURITY:

         The security deposit set forth above, if any, shall secure the performance of the Lessee's obligations hereunder. Lessor may, but shall not be obligated to apply all or portions of said deposit on account of Lessee's obligations hereunder. Any balance remaining upon termination shall be returned to Lessee. Lessee shall not have the right to apply the Security Deposit in payment of the last month's rent.

21.      ATTORNEY'S FEES:

         In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

23.      WAIVER:

         No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

24.      NOTICES:

         Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.

25.      HOLDING OVER:

         Any holding over after the expiration of this lease, with the consent of Lessor, shall be construed as a month-to-month tenancy at a rental of 5% additional of last year's rent per month, otherwise in accordance with terms hereof, as applicable.

26.      TIME:

         Time is of the essence of this lease.

27.      HEIRS, ASSIGNS, SUCCESSORS:

         This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

28.      TAX INCREASE:

         In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to 10% of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year.

29.      COST OF LIVING INCREASE.

         The rent provide for in paragraph 2 shall be adjusted effective upon the first day of the month immediately following the expiration of 12 months form date of commencement of the term and upon the expiration of each 12 months thereafter in accordance with changes in the U.S. Consumer Price Index for All Urban Consumers (1967=100) hereinafter called the "CPI." The monthly rent shall be increased to an amount equal to the monthly rent set forth in paragraph 2 multiple by a fraction of the numerator of which is the CPI for the second calendar month immediately proceeding the adjustment date and the denominator of which is the CPI for the second calendar month proceeding the commencement of the lease term. Provided, however, in no event shall the monthly rent be less than the amount set forth in paragraph 2.

30.  OPTION TO RENEW:

         Provided that Lessee in not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of 36 months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be at the rate of the same rate of the last months rent of the previous lease which shall be adjusted in accordance with the cost of living increase provision set forth in paragraph 29.

         The option shall be exercised by written notice give to lessor not less than 30 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

31.      LESSOR'S LIABILITY:

         The term "Lessor," as used in this paragraph, shall mean only the owner of the real property or a Lessee's interest in a ground lease of the premises. In the event of any transfer of such title or interest, the Lessor named herein (or the grantor in case of any subsequent transfers) shall be relieved of all liability related to Lessor's obligations to be performed after such transfer. Provided, however, that any funds in the hands of Lessor or Grantor at the time of such transfer shall be delivered to Grantee. Lessor's aforesaid obligations shall be binding upon Lessor's succession and assigns only during their respective periods of ownership.

32.      ESTOPPEL CERTIFICATION.

         (a) Lessee shall at any time upon not less than (10) days' prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing [1] certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and [2] acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer to the Premises.

         (b) At Lessor option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee [1] that this Lease is in full force and effect, without modification except as may be represented by Lessor, [2] that there are no uncured defaults in Lessor's performance, and [3] that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

         (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements should include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

33.      COMMON AREA EXPENSES:

         In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, Lessee agrees to pay his pro-rata share of maintenance, taxes, and insurance for the common area.

34.      ADDENDUM:

         An addendum, signed by the parties, [ ] is attached, [x] is not attached hereto.

35.      ENTIRE AGREEMENT:

         The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof: n/a

         The undersigned Lessee hereby acknowledges a copy hereof.

DATED:  01/08/97

/s/ Michael Sylver
Amazon Natural Treasures, Inc.
4011 W. Oquendo Ave. Ste. C
Las Vegas, NV 89118
(702) 795-4333

DATED: 01/08/97

/s/ Henry Sanchez
10 W. Wyoming, Las Vegas, NV 89102
(702) 382-3476